UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 20, 2011

American Realty Capital Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-145949	71-1036989
(Commission File Number)	(IRS Employer Identification No.)

106 Old York Road Jenkintown, PA	19046
(Address of Principal Executive Offices)	(Zip Code)

(215) 887-2189 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On July 19, 2011, The New York Times published an article which contains several factually incorrect statements regarding American Realty Capital Trust, Inc. (the “Company”).  The article incorrectly asserts that the Company revalued its shares.  The Company has not revalued its shares; there has been no change in the stated share price of $10 per share.  The Company’s initial public offering, which commenced on January 25, 2008, closed on July 18, 2011 following successful achievement of its target equity raise of $1.5 billion.  Pursuant to regulatory requirements, the Company will furnish a net asset value within 18 months of the completion of the offering.  As previously disclosed, the Company has entered into an engagement letter with Goldman, Sachs & Co. (“Goldman Sachs”) pursuant to which the Company engaged Goldman Sachs as its financial advisor to assist it in evaluating strategic alternatives, including the possible sale of all or a portion of the Company.

The article also incorrectly identifies American Realty Capital as having raised $2.3 billion in the last 18 months.  Realty Capital Securities, LLC, a licensed broker dealer affiliated with American Realty Capital, has in fact raised $2.3 billion for multiple offerings in less than 18 months.

The Company has requested a retraction from The New York Times to correct the incorrect statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST, INC.

Date: July 20, 2011	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors